EXHIBIT 10.12

LEASE EXTENSION AGREEMENT

BY AND BETWEEN FREEPORT CENTER ASSOCIATES

AND GARDENBURGER, INC.

October 17, 2002

Mr. Stephen L. Barrett

General Manager

Freeport Center Associates

P.O. Box 160466 — Freeport Center

Clearfield, Utah 84016-0466

Re: Lease Renewal

Dear Steve:

Pursuant to the lease between and with Gardenburger, Inc. and Freeport Center Associates and your letter dated October 16, 2002, Gardenburger, Inc. hereby exercises the renewal option of the original lease dated May 28, 1997, for the five-year period from January 1, 2003 through December 31, 2007.  This extension of the lease is in accordance with the terms and conditions as specified in the lease.

Sincerely,

/s/ James W. Linford
James W. Linford
Chief Operating Officer
Gardenburger, Inc

.